SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 6, 2006

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2005 Management Performance Plan
     On February 10, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) approved award payments for 2005 performance under the Company’s Management Performance Plan. The performance goals were earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”), working capital as a percentage of sales, customer service and individual performance. For 2005, officers (including executive officers, other than the Chief Executive Officer of the Company and the four other most highly compensated executive officers listed in the Company’s Proxy Statement for the 2005 Annual Meeting (the “Named Executive Officers”)) and other key employees of the Company are eligible to receive awards under the Management Performance Plan.
2005 Performance Units
     The Company awards performance units to officers (including executive officers) of the Company under its Long-Term Incentive Plan, as Amended and Restated (the “LTIP”). Payouts under performance units are subject to the attainment of performance goals for return on equity and sales growth over a three-year performance cycle. Actual performance for the 2003 – 2005 performance cycle exceeded the threshold levels for both performance goals. On February 6, 2006, the Committee approved award payments of performance units for the 2003 – 2005 performance cycle.
2005 Senior Executive Management Performance Plan
     On February 6, 2006, the Committee approved the award payments for 2005 performance under the Company’s Senior Executive Management Performance Plan. For 2005, the Named Executive Officers were eligible to receive awards under the Senior Executive Management Performance Plan. The performance goals were corporate EBIT/BIC and working capital as a percentage of sales. The Committee exercised negative discretion under the terms of the plan and reduced the calculated awards payable under the Senior Executive Management Performance Plan. The awards ranged from 88% to 125% of the salary of the Named Executive Officers.
2006 Management Performance Plan
     On February 6, 2006, the Committee established the performance goals for the 2006 Management Performance Plan, which are EBIT/BIC, working capital as a percentage of sales, customer service and individual performance. For 2006, officers (including executive officers, but not including Named Executive Officers) and other key employees of the Company are eligible to receive awards under the Management Performance Plan.

2006 Performance Units
     The Company awards performance units to officers (including executive officers) of the Company under the LTIP. On February 6, 2006, the Committee established performance goals for the 2006 – 2008 performance cycle. Payouts under performance units are subject to the attainment of performance goals for Return on Equity and Sales Growth over a three-year performance cycle.
2006 Senior Executive Management Performance Plan
     On February 6, 2006, the Committee established the performance goals for the 2006 Senior Executive Management Performance Plan, which are EBIT/BIC and working capital as a percentage of sales. For 2006, the Named Executive Officers and the President–Steel are eligible to receive awards under the Senior Executive Management Performance Plan.
Nonemployee Director Compensation
     Following the Committee’s review of the existing terms of compensation for Nonemployee Directors, on February 7, 2006 the Company’s Board of Directors approved modifications to the compensation package for Nonemployee Directors. Effective as of January 1, 2006, Nonemployee Directors will be paid at the annual rate of $60,000 for services as a Director. The Chairman of the Audit Committee of the Board of Directors will now receive a cash retainer of $30,000. Members of the Audit Committee, other than the Chairman, will now receive a cash retainer of $15,000.
     Members of the Board of Directors will now receive a grant of 2,500 shares of Common Stock of the Company at each Annual Meeting of Shareholders as long as they serve as Nonemployee Directors. The net number of shares, after deductions for taxes, must be held by a Nonemployee Director until his or her departure from the Board of Directors. Previously, Nonemployee Directors also received a grant of 3,000 Non-Qualified Stock Options at each Annual Meeting of Shareholders. That grant of options has been discontinued.
     Other terms of Nonemployee Director compensation did not change.
Deferred Share Grant
     On February 6, 2006, the Committee awarded 25,000 Deferred Shares to Michael C. Arnold, President of the Company’s Industrial Business. All of these shares vest on February 6, 2010 if Mr. Arnold is still employed by the Company.
Amendments to Form Agreements
     On February 6, 2006 the Committee approved changes to the Company’s forms of Non-Qualified Stock Option Agreement, Restricted Share Agreement and Performance Unit Agreement. These revised forms of agreements are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description of Document
10.1	Form of Non-Qualified Stock Option Agreement for Officers.

10.2	Form of Restricted Share Agreement.

10.3	Form of Officer Performance Unit Agreement.

10.4	Deferred Share Agreement — Michael C. Arnold.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: February 10, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Non-Qualified Stock Option Agreement for Officers.

10.2	Form of Restricted Share Agreement.

10.3	Form of Officer Performance Unit Agreement.

10.4	Deferred Share Agreement — Michael C. Arnold.